UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2014

GLOBAL MEDICAL REIT INC.

 (Exact name of registrant as specified in its charter)

Maryland	333-177592	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1601 Blake Street, Suite 310, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	303-894-7971

___________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 15, 2014, Global Medial REIT Inc. (the “Company”, “we”, “us”, “our”) entered into a purchase agreement (the “Agreement”) with an unrelated party LTAC Landlord, LLC, a Nebraska limited liability company (“LTAC”), to acquire a 56-bed long term acute care hospital located at 1870 S 75th Street, Omaha, Nebraska (the “Facility”) for a purchase price of $21.7 million (the “Purchase Price”).  The Facility is operated by Select Specialty Hospital – Omaha, Inc. pursuant to a sublease which expires in 2022, with sublessee options to renew up to 60 years (the “operating lease”). Also, the real property where the Facility and other improvements are located are subject to a land lease with Catholic Health Initiatives, a Colorado nonprofit corporation (the “land lease”).  The land lease expires in 2022 with sublessee options to renew up to 60 years.  As part of our acquisition of the Facility, we will acquire the operating lease and the land lease and will become bound by the terms and conditions of these leases. Except with respect to specific contingencies, we do not have the right to terminate the Agreement without LTAC’s consent.

The material terms of the agreement provide for: (i) an initial deposit from us in the amount of $200,000 that was paid on April 17, 2014 and shall be credited to the Purchase Price and is non-refundable except in limited circumstances; (ii) a property inspection period that expires on April 17, 2014 during which time we can terminate the Agreement at any time by delivering written notice to LTAC; (iii) a closing date that shall occur on or before May 15, 2014.  We may extend the closing date until May 30, 2014 by depositing an additional $200,000 with the title company that is acting as escrow agent for the transaction. The Agreement also contains additional customary covenants, representations and warranties as well as the following conditions to closing: (i) LTAC’s representations and warranties are true and correct as of the closing date; (ii) all required consents have been obtained; (iii) the Facility shall not have been destroyed; (iv) there shall be no adverse proceedings or litigation with respect to LTAC or the Facility; (v) we receive a title insurance policy related to the assets; (vi) there is no material adverse change in the condition of the assets to be acquired; (vii) we shall have obtained a commitment by April 17, 2014 for financing necessary to complete the transaction; and (viii) LTAC shall deliver to us the ground lessor’s waiver of its right of first refusal to purchase the ground lease.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 16, 2014 a press release was issued by the Company’s majority shareholder regarding the execution of the Agreement.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

The financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(b)           Pro-forma Financial Information

The pro-forma financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit	Description

10.1	Purchase Agreement between Global Medical REIT Inc. and LTAC Landlord, LLC dated April 11, 2014.

99.1	Press Release date April 16, 2014 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical Reit, Inc
Date: April 17, 2014	By: /s/ David Young
David Young, Chief Executive Officer